AMENDED AND RESTATED

BYLAWS

of

CARRIZO OIL & GAS, INC.

The following Amended and Restated Bylaws, adopted by the Board of Directors of Carrizo Oil & Gas, Inc. (the “Corporation”) as of December 31, 2007, shall govern the business of the Corporation, except as the same may be afterwards amended:

ARTICLE I

CAPITAL STOCK

Section 1.  Certificates Representing Shares.  Shares of the capital stock of the Corporation may be certificated or uncertificated.  Owners of shares of the capital stock of the Corporation shall be recorded in the share transfer records of the Corporation and ownership of such shares shall be evidenced by a certificate or book entry notation in the share transfer records of the Corporation.  Any certificates shall be signed by the President or a Vice President and either the Secretary or any Assistant Secretary or such other officer or officers as the Board of Directors shall designate, and shall bear the seal of the Corporation or a facsimile thereof.  The signatures of such officers upon a certificate may be facsimiles.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

Section 2.  Shareholders of Record.  The Board of Directors of the Corporation may appoint one or more transfer agents or registrars of any class of stock of the Corporation.  The Corporation may be its own transfer agent if so appointed by the Board of Directors.  The names and addresses of shareholders as they appear on the stock transfer book shall be the official list of shareholders of record of the Corporation for all purposes.  The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

Section 3.  Transfer of Shares.  The shares of the Corporation shall be transferable on the stock transfer books of the Corporation by the holder of record thereof, or his duly authorized attorney or legal representative, upon endorsement and surrender for cancellation of the certificates for such shares if such shares are represented by certificates.  All certificates surrendered for transfer shall be canceled, and no new certificate shall be issued until a former certificate or certificates for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such conditions for the protection of the Corporation and any transfer agent or registrar as the Board of Directors or the Secretary or any other officer may prescribe.  Uncertificated shares shall be transferred in the share transfer records of the Corporation upon the written instruction originated by the appropriate person to transfer the shares.

Section 4.  Restrictions on Transfer of Combination Common Stock.

(a)Reference is made to (i) the Combination Agreement (the “Combination Agreement”) dated as of June 6, 1997 among Carrizo Oil & Gas, Inc., Carrizo Production, Inc., Carrizo Partners Ltd., Encinitas Partners Ltd., La Rosa Partners Ltd. and each of Paul B. Loyd, Jr., Steven A. Webster, Sylvester P. Johnson, IV, Douglas A. P. Hamilton and Frank A. Wojtek.  A shareholder that receives shares of the Corporation’s common stock pursuant to the Combination Agreement and the Combination Transactions (as defined in the Combination Agreement) is referred to herein as a “Combination Shareholder” and such shares of common stock are referred to herein as “Combination Common Stock.”  Prior to any proposed transfer (whether by sale, assignment, pledge or otherwise) of Combination Common Stock, the proposed transferor (the “Transferor”) will give written notice to the Corporation of his intention to effect such transfer.  Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by a written opinion of legal counsel who shall be reasonably satisfactory to the Corporation, addressed to the Corporation, to the effect that the proposed transfer of the securities in question may be effected without registration under the Securities Act of 1933, as amended (the “Securities Act”), and that such proposed transfer does not call into question the exemption from registration under which such Combination Common Stock were initially issued by the Corporation.  Any such legal opinion must be reasonably satisfactory to the Corporation and must state that it may also be relied upon by any transfer agent, stock exchange or counsel to the Corporation. As a condition to the transfer, the Corporation may also require a certificate of the Transferor that certifies as to matters that assist the Corporation in establishing compliance with securities laws at the time of the original issuance of the Combination Common Stock as well as at the time of the proposed transfer (including without limitation a certificate containing the representations set forth in Exhibit B to the Combination Agreement).  Upon compliance with the terms of these Bylaws to the satisfaction of the Corporation, the Transferor shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the Transferor to the Corporation.  Each certificate evidencing the Combination Common Stock so transferred shall bear an appropriate restrictive legend reasonably deemed appropriate by the Corporation, including any appropriate legend relating to the restrictions and obligations under this Bylaw.  The Transferor must, prior to any transfer (unless such transfer is made pursuant to Rule 144 or an effective registration statement under the Securities Act), cause any transferee of the Shares, to enter into an agreement with the Corporation that the transferee will take and hold such securities subject to the provisions and upon the conditions specified herein.  Without limiting the generality of any other provision hereof, the provisions of this Section 4(a) shall be binding on successive transferees.

(b)Any sale or transfer, or purported sale or transfer, of Combination Common Stock shall be null and void, and the Corporation shall have no obligation to effect any transfer unless the terms, conditions and provisions of this Section 4 are strictly observed and followed or are waived by the Corporation.  The Corporation may issue stop transfer instructions to any transfer agent for the Corporation’s common stock in order to implement any restriction on transfer contemplated by this Bylaw.

(c)In addition to any other legend, the certificates representing Combination Common Stock shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AS TO THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION, THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT ANY PROSPECTUS DELIVERY REQUIREMENTS ARE NOT APPLICABLE.  THE SHARES WERE (1) ISSUED PURSUANT TO AN AGREEMENT AND (2) ARE SUBJECT TO PROVISIONS OF THE BYLAWS OF THE CORPORATION, BOTH OF WHICH INCLUDE ADDITIONAL RESTRICTIONS ON THEIR TRANSFER AND COPIES OF SUCH AGREEMENT AND BYLAWS MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

(d)If any provision or provisions of this Section 4 of the Amended and Restated Bylaws shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Section 4 of the Amended and Restated Bylaws shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.  Place of Meetings.  All meetings of shareholders shall be held at the registered office of the Corporation, or at such other place within or without the State of Texas as may be designated by the Board of Directors or officer calling the meeting.

Section 2.  Annual Meeting.  Annual meetings of the shareholders shall be held during each calendar year on a date and at a time designated by the Board of Directors or as may otherwise be set forth in the notice of the meeting, and on any subsequent day or days to which such meeting may be adjourned, for the purposes of electing directors and of transacting such other business as may properly come before the meeting.  Failure to designate a time for the annual meeting or to hold the annual meeting at the designated time shall not work a dissolution of the Corporation.

Section 3.  Special Meetings.  Special meetings of the shareholders may be called by the Chairman of the Board, the President or the Board of Directors.  Special meetings of shareholders shall be called by the Secretary upon the written request of the holders of shares entitled to cast not less than the following specified percentages of all the votes entitled to be cast at such meeting:  (a) prior to the date (the “Public Status Date”) of the closing of the Corporation’s first offering of the Common Stock to the general public registered under a registration statement filed by the Corporation with the Securities and Exchange Commission, 10% and (b) on and after the Public Status Date, 50%.  Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. Upon receipt of such request and any notice required by Sections 8 and/or 9 of Article II, the Board of Directors shall set a date for the special meeting, set a record date in accordance with Article II, Section 5, and shall cause an appropriate officer of the Corporation to give the notice required under Article II, Section 4.

Section 4.  Notice of Meeting.  Written notice of all meetings stating the place, day and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting to the shareholders of record entitled to vote at such meeting unless the Board of Directors is seeking shareholder approval of a plan of merger or exchange, in which case notice shall be delivered not less than 20 nor more than 60 days before the meeting to all shareholders whether or not entitled to vote.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.  On consent of a shareholder, notice from the Corporation may be provided to the shareholder by electronic transmission if (a) transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice, (b) transmitted to an electronic mail address provided by the shareholder for purpose of receiving notice, (c) posted on an electronic network and a message is sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting, or (d) communicated to the shareholder by any other form of electronic transmission consented to by the shareholder.  A shareholder may revoke the shareholder’s consent to receive notice by electronic transmission by providing written notice to the Corporation by U.S. Mail, personal delivery, facsimile or electronic mail addressed to the secretary of the Corporation.  If a meeting is to be held by remote communication, the notice of the meeting must include information on how to access the voting list described in Section 6 of this Article II.  Any notice required to be given to any shareholder under any provision of the Texas Business Corporation Act or any successor statutory provision, as from time to time amended (the “TBCA”), the Amended and Restated Articles of Incorporation or these Amended and Restated Bylaws need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable.  Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given.  If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

Section 5.  Fixing of Record Date.  The Board of Directors shall fix and shall have the exclusive authority to fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of or to vote at any annual or special meeting of shareholders or any adjournment thereof, or shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose.  Such date, in any case, shall be not more than 60 days, and in the case of a meeting of shareholders not less than 10 days (20 days if voting on a plan of merger or exchange), prior to the date on which the particular action requiring such determination of shareholders is to be taken.

Section 6.  Voting List.  The officer or agent having charge of the stock transfer books of the Corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.  Failure to comply with any requirements of this Section 6 shall not affect the validity of any action taken at such meeting.

Section 7.  Voting.  Except to the extent otherwise provided in the Amended and Restated Articles of Incorporation, each holder of shares of the Corporation entitled to vote shall be entitled to one vote for each such share, either in person or by proxy executed in writing by him or by his duly authorized attorney-in-fact.  No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.  A telegram, telex, cablegram or other form of electronic transmission by the shareholder, including a telephonic transmission or an electronic mail message, addressed to the Corporation and delivered to the secretary or a photographic, photostatic, facsimile or similar reproduction of writing executed by the shareholder is considered an execution in writing for purposes of this section.  Any such electronic transmission must contain or be accompanied by information from which the Corporation can determine that the transmission was transmitted by the shareholder and the date on which the shareholder transmitted the transmission.

Section 8.  Nomination of Directors.  (a) The provisions of subsection (b) hereof shall become effective upon (and, notwithstanding any other provision of these Amended and

Restated Bylaws, shall not be effective with respect to any action specified in subsection (b) hereof to be taken on any date prior to) the Public Status Date.

(b) Subject to the rights of holders of any class or series of stock having a preference over Common Stock of the Corporation as to dividends or upon liquidation to elect directors under specified circumstances, nominations of persons for election to the Board of Directors may be made only (a) by the Board of Directors or a committee appointed by the Board of Directors or (b) by any shareholder who is a shareholder of record at the time of giving of the shareholder’s notice provided for in this Section 8, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 8.  A shareholder wishing to nominate one or more individuals to stand for election in the election of members of the Board of Directors at an annual or special meeting must provide written notice thereof to the Board of Directors not less than 80 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Corporation by a mailing to shareholders, a press release or a filing with the Securities and Exchange Commission pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), more than 90 days prior to the meeting, such notice, to be timely, must be delivered to the Board of Directors not later than the close of business on the tenth day following the day on which the date of the meeting was publicly announced.  A shareholder ‘s notice shall set forth (i) the name and address, as they appear on the Corporation’s books, of the shareholder making the nomination or nominations; (ii) such information regarding the nominee(s) proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee(s) been nominated or intended to be nominated by the Board of Directors; (iii) a representation of the shareholder as to the class and number of shares of capital stock of the Corporation that are beneficially owned by such shareholder, and the shareholder’s intent to appear in person or by proxy at the meeting to propose such nomination; and (iv) the written consent of the nominee(s) to serve as a member of the Board of Directors if so elected.  No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 8.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the provisions of these Amended and Restated Bylaws, and if the chairman should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 9.  Proposals of Shareholders.  (a) The provisions of subsection (b) hereof shall become effective upon (and, notwithstanding any other provision of these Amended and Restated Bylaws, shall not be effective with respect to any action specified in subsection (b) hereof to be taken on any date prior to) the Public Status Date.

(b) At any meeting of shareholders, there shall be conducted only such business as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the shareholder ‘s notice provided for in this Section 9, who shall be entitled to vote at such meeting and who complies with the notice procedure set forth in this Section 9.  For business to be properly brought before a meeting of shareholders by a shareholder, the shareholder shall have given timely notice thereof in writing to the Secretary of the Corporation by U.S. Mail or personal delivery.  To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 80 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Corporation by a mailing to shareholders, a press release or a filing with the Securities and Exchange Commission pursuant to Section 13(a) or 14(a) of the Exchange Act, more than 90 days prior to the meeting, such notice, to be timely, must be delivered to the Board of Directors not later than the close of business on the tenth day following the day on which the date of the meeting was first so publicly announced.  A shareholder’s notice shall set forth as to each matter proposed to be brought before the meeting:  (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal regarding the amendment of either the Amended and Restated Articles of Incorporation or these Amended and Restated Bylaws of the Corporation, the language of the proposed amendment; (2) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business; (3) a representation of the shareholder as to the class and number of shares of capital stock of the Corporation that are beneficially owned by such shareholder, and the shareholder’s intent to appear in person or by proxy at the meeting to propose such business; and (4) any material interest of such shareholder in such proposal or business.  Notwithstanding anything in these Amended and Restated Bylaws to the contrary, no business shall be conducted at a shareholders meeting unless brought before the meeting in accordance with the procedure set forth in this Section 9.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Amended and Restated Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 10.  Quorum and Voting of Shareholders.  The holders of a majority of shares entitled to vote at a meeting of shareholders, represented in person or by proxy, shall constitute a quorum as to any matter to be presented at that meeting, but, if a quorum is not present or represented, a majority in interest of those present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.  With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by law, the Amended and Restated Articles of Incorporation, or these Amended and Restated Bylaws, the vote of the holders of a majority of the shares entitled to vote on and that voted for or against or expressly abstained with respect to that matter at a meeting at which a quorum is present shall be the act of the shareholders’ meeting.  Unless otherwise provided in the Amended and Restated Articles of Incorporation or these Amended and Restated Bylaws, members of the Board of Directors that are elected by shareholders shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

Section 11.  Officers.  The President, shall, if present, preside at and be the chairman of, and the Secretary shall keep the records of, each meeting of shareholders.  In the absence, or failure or refusal to perform, of such person, his duties shall be performed by an officer or Director of the Corporation appointed by the Board of Directors or appointed at the meeting.

Section 12.  Conduct of Meetings.  The chairman of a meeting of shareholders shall have the power to appoint inspectors of election and to establish and interpret rules for the conduct of the meeting.

Section 13.  Consent of Shareholders in Lieu of Meeting.  Prior to the Public Status Date, any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or counterpart consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.  A telegram, telex, cablegram or other form of electronic transmission by the shareholder, including a telephonic transmission or an electronic mail message, addressed to the Corporation and delivered to the secretary or a photographic, photostatic, facsimile or similar reproduction of writing executed by the shareholder is considered an execution in writing for purposes of this section.  Any such electronic transmission must contain or be accompanied by information from which the Corporation can determine that the transmission was transmitted by the shareholder and the date on which the shareholder transmitted the transmission.

ARTICLE III

DIRECTORS

Section 1.  Number and Tenure.  The business and affairs of the Corporation shall be managed by a Board of Directors initially consisting of five directors as of the date of the adoption of these Amended and Restated Bylaws.  Subject to any limitations contained in the Amended and Restated Articles of Incorporation, the number of directors may be increased or decreased from time to time by resolution of the Board of Directors or by due election of that number of directors by the shareholders, but no decrease by the Board of Directors shall have the effect of shortening the term of any incumbent director.  Unless sooner removed in accordance with these Amended and Restated Bylaws, members of the Board of Directors shall hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified.   The Board of Directors, in its discretion, may elect from the directors a Chairman of the Board who, if present, shall preside at meetings of the Board of Directors.

Section 2.  Qualifications.  Directors need not be shareholders of the Corporation.

Section 3.  Vacancies.  Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose or by the affirmative vote of a majority of the remaining directors, though less than a quorum of the entire Board; provided, however, that any directorship to be filled by the Board of Directors by reason of an increase in the number of directors may be filled for a term of office continuing only until the next election of one or more directors by the shareholders; and provided, further, that the Board of Directors may not fill more than two directorships to be filled by reason of an increase in the number of directors during the period between any two successive annual meetings of shareholders.  Subject to the foregoing, a director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 4.  Place of Meeting.  Meetings of the Board of Directors may be held either within or without the State of Texas, at whatever place is specified by the officer calling the meeting.  In the absence of specific designation, the meetings shall be held at the principal office of the Corporation.

Section 5.  Regular Meetings.  The Board of Directors shall meet each year immediately following the annual meeting of the shareholders, at the place of such meeting, for the transaction of such business as may properly be brought before it.  No notice of annual meetings need be given to either existing or newly elected members of the Board of Directors.  Regular meetings may be held at such other times as shall be designated by the Board of Directors.

Section 6.  Special Meetings.  Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board, the President or any two directors of the Corporation. Notice of special meetings shall be given to each director, and may be given by any of the following methods: (a) by mail or telegram sent to the last known business or residence address of such director at least four days before the meeting, (b) by facsimile to the last known business or residence facsimile number of such director transmitted at least two days before the meeting, (c) orally at least one day before the meeting, (d) by electronic mail to the electronic mail address provided by the director for the purpose of receiving notice, (e) by posting notice on an electronic network and a message is sent to the director at the address provided by the director for the purpose of alerting the director of a posting, or (f) by any other form of electronic transmission consented to by the director.  A director may revoke the director’s consent to receive notice by electronic transmission by providing written notice to the Corporation by U.S. Mail, personal delivery, facsimile or electronic mail addressed to the secretary of the Corporation.  For purposes of the foregoing sentence, notice shall be deemed given (i) by mail, when deposited in the U.S. mail, postage prepaid, or by telegram, when the telegram is delivered to the telegraph company for transmittal, (ii) by facsimile, when transmittal is confirmed by the sending facsimile machine, (iii) orally, when communicated in person or by telephone to the director or to a person at the business or residence of the director who may reasonably be expected to communicate it to the director, (iv) by electronic mail, when transmitted, (v) by posting notice on an electronic network and sending a message to the director at the address provided by the director for the purpose of alerting the director of a posting, when such notice has been posted and such message sent, and (vi) by any other form of electronic transmission consented to by the director, when communicated to the director.  In calculating the number of days’ notice received by a director, the date the notice is given by any of the foregoing methods shall be counted, but the date of the meeting to which the notice relates shall not be counted.  Notice of the time, place and purpose of a special meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice.  Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where the director attends for the announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7.  Quorum.  One-half of the number of directors fixed in the manner provided in these Amended and Restated Bylaws as from time to time amended shall constitute a quorum for the transaction of business, but a smaller number may adjourn from time to time until they can secure the attendance of a quorum.  The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  Any regular or special directors’ meeting may be adjourned from time to time by those present, whether a quorum is present or not.

Section 8.  Committees.  The Board of Directors, by resolution or resolutions passed by a majority of the whole Board of Directors, may designate one or more members of the Board of Directors to constitute an Executive Committee and one or more other committees, which shall in each case consist of such number of directors as the Board of Directors may determine.  The Executive Committee shall have and may exercise, subject to such restrictions as may be contained in the Amended and Restated Articles of Incorporation or that may be imposed by law, all of the authority of the Board of Directors, including without limitation the power and authority to declare a dividend and to authorize the issuance of shares of the Corporation.  Each other committee shall have and may exercise such powers of the Board in the management of the business and affairs of the Corporation, including without limitation the power and authority to declare a dividend and to authorize the issuance of shares of the Corporation, as the Board of Directors may determine by resolution and specify in the respective resolutions appointing them, subject to such restrictions as may be contained in the Amended and Restated Articles of Incorporation or that may be imposed by law.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Texas, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall provide otherwise by resolution.  The Board of Directors shall have power to change the membership of any such committee at any time, to fill vacancies therein and to disband any such committee, either with or without cause, at any time.  Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 9.  Compensation.  Directors may be paid their expenses, if any, of attendance at each regular or special meeting of the Board of the Directors or any committee thereof, and a salary as director as may be fixed by the Board of Directors from time to time; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 10.  Removal.  No director of the Corporation shall be removed from such office by vote or other action of the shareholders of the Corporation or otherwise, except by the affirmative vote of holders of at least a majority of the then outstanding Voting Stock (as defined below), voting together as a single class.  The term “Voting Stock” shall mean all outstanding shares of all classes and series of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation, considered as one class; and, if the Corporation shall have shares of Voting Stock entitled to more or less than one vote for any such share, each reference in these  Bylaws to a proportion or percentage in voting power of Voting Stock shall be calculated by reference to the portion or percentage of votes entitled to be cast by holders of such shares generally in the election of directors of the Corporation.  Prior to the Public Status Date, any such removal of a director of the Corporation may be with or without cause.  On and after the Public Status Date, no director of the Corporation shall be removed from such office, except for cause, which shall be deemed to exist only if:  (i) such director has been convicted, or such director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction (and such conviction is no longer subject to direct appeal); (ii) such director has been found by a court of competent jurisdiction (and such finding is no longer subject to direct appeal) or by the affirmative vote of at least a majority of the Whole Board (as defined below) at any regular or special meeting of the board of directors called for such purpose to have been grossly negligent or guilty of willful misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to perform as a director of the Corporation; or (iv) such director has been found by a court of competent jurisdiction (and such finding is no longer subject to direct appeal) or by the affirmative vote of at least a majority of the Whole Board at any regular or special meeting of the board of directors called for such purpose to have breached such director’s duty of loyalty to the Corporation or its shareholders or to have engaged in any transaction with the Corporation from which such director derived an improper personal benefit.  No director of the Corporation so removed may be nominated, re-elected or reinstated as a director of the Corporation so long as the cause for removal continues to exist.  The term “Whole Board” shall mean the total number of authorized directors of the Corporation whether or not there exist any vacancies in previously authorized directorships.  This paragraph shall be subject to the rights, if any, of holders of any class or series of stock to elect directors and remove directors elected by them.

Section 11.  Action Without a Meeting.  Any action required or permitted to be taken at a meeting of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or members of the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.  A telegram, telex, cablegram or other form of electronic transmission by the director, including a telephonic transmission or an electronic mail message, or a photographic, photostatic, facsimile or similar reproduction of writing executed by the director that clearly indicates the director’s consent to the action taken is considered a written signature for purposes of this section.  Any such electronic transmission must contain or be accompanied by information from which the Corporation can determine that the transmission was transmitted by the director and the date on which the director transmitted the transmission.

ARTICLE IV

OFFICERS

Section 1.  Officers.  The officers of the Corporation shall be elected by the Board of Directors, and shall consist of a President and a Secretary.  The Board of Directors, in its discretion, may also elect a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, one or more Vice Presidents, a Treasurer and such other officers as the Board of Directors may from time to time designate, all of whom shall hold office until their successors are elected and qualified.  Any two or more offices may be held by the same person.  The Board of Directors may designate which of such officers are to be treated as executive officers for purposes of these Amended and Restated Bylaws or for any other purpose.

The salaries of the officers shall be determined by the Board of Directors, and may be altered by the Board of Directors from time to time except as otherwise provided by contract.  All officers shall be entitled to be paid or reimbursed for all costs and expenditures incurred in the Corporation’s business.

Section 2.  Vacancies.  Whenever any vacancies shall occur in any office by death, resignation, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is chosen and qualified.

Section 3.  Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.  Chief Executive Officer.  The Chief Executive Officer, if there is one, shall be subject to the control of the Board of Directors, and shall in general supervise and control all business and affairs of the Corporation.  The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Amended and Restated Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed and executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.  In the absence of the Chairman, or if the directors neglect or fail to elect a Chairman, then the Chief Executive Officer of the Corporation, if he is a member of the Board of Directors, shall automatically serve as Chairman of the Board of Directors.

Section 5.  President.  In the absence of the Chief Executive Officer, or in the event of his death or inability to act or refusal to act, the President shall perform the duties of the Chief Executive Officer and when so acting shall have all of the powers of and be subject to all of the restrictions upon the Chief Executive Officer.  In general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Chief Executive Officer or the Board of Directors from time to time.

Section 6.  Chief Operating Officer.  The Chief Operating Officer shall, subject to the control of the Board of Directors, the Chief Executive Officer, the President and the Chairman of the Board, if there is one, in general assist the chief executive officer, and shall perform all duties relating to the general management and operation of the Corporation incident to the office of Chief Operating Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 7.  Chief Financial Officer.  The Chief Financial Officer shall, subject to the control of the Board of Directors, the President, the Chief Executive Officer and the Chairman of the Board, if there is one, in general assist the chief executive officer, and shall perform all duties relating to the general management and operation (with specific attention to financial matters) of the Corporation incident to the office of Chief Financial Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 8.  Vice President.  Any Vice President may perform the usual and customary duties that pertain to such office (but no unusual or extraordinary duties or powers conferred by the Board of Directors upon the President) and, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to a Vice President.

Section 9.  Secretary.  It shall be the duty of the Secretary to attend all meetings of the shareholders and Board of Directors and record correctly the proceedings had at such meetings in a book suitable for that purpose.  It shall also be the duty of the Secretary to attest with his signature and the seal of the Corporation all stock certificates issued by the Corporation and to keep a stock ledger in which shall be correctly recorded all transactions pertaining to the capital stock of the Corporation.  The Secretary shall also attest with his signature and the seal of the Corporation all deeds, conveyances or other instruments requiring the seal of the Corporation.  The person holding the office of Secretary shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to the Secretary.  The duties of the Secretary may also be performed by any Assistant Secretary.

Section 10.  Treasurer.  The Treasurer shall keep such moneys of the Corporation as may be entrusted to his keeping and account for the same.  The Treasurer shall be prepared at all times to give information as to the condition of the Corporation and shall make a detailed annual report of the entire business and financial condition of the Corporation.  The person holding the office of Treasurer shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to the Treasurer.  The duties of the Treasurer may also be performed by any Assistant Treasurer.

Section 11.  Other Officers.  Assistant Secretaries, if any, and Assistant Treasurers, if any, shall have the duties set forth in Sections 9 and 10, respectively, of this Article IV.  Any officer whose duties are not set forth in Sections 4 through 10 of this Article IV shall have such duties as the Board of Directors, the Chief Executive Officer or the President may prescribe.

Section 12.  Delegation of Authority.  In the case of any absence of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, shareholder or agent for whatever period of time seems desirable.

ARTICLE V

INDEMNITY

Section 1.  Indemnification of Directors and Executive Officers.  Each person who at any time shall serve, or shall have served, as a director or executive officer of the Corporation, or any person who, while a director or executive officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (each such person referred to herein as an “Indemnitee”), shall be entitled to indemnification as and to the fullest extent permitted by Article 2.02-1 of the TBCA.  The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those to be indemnified may be entitled as a matter of law or under any agreement, other provision of these Amended and Restated Bylaws, vote of shareholders or directors, or other arrangement.  The Corporation may enter into indemnification agreements with its officers and directors that contractually provide to them the benefits of the provisions of this Article V and include related provisions meant to facilitate the Indemnitees’ receipt of such benefits and such other indemnification protections as may be deemed appropriate.

Section 2.  Advancement or Reimbursement of Expenses.  The rights of Indemnitee provided under the preceding section shall include, but not be limited to, the right to be indemnified and to have expenses advanced in all proceedings to the fullest extent permitted by Article 2.02-1 of the TBCA.  In the event that an Indemnitee is not wholly successful, on the merits or otherwise, in a proceeding but is successful, on the merits or otherwise, as to any claim in such proceeding, the Corporation shall indemnify Indemnitee against all expenses actually and reasonably incurred by him or on his behalf relating to each claim.  The termination of a claim in a proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim.  In addition, to the extent an Indemnitee is, by reason of his corporate status, a witness or otherwise participates in any proceeding at a time when he is not named a defendant or respondent in the proceeding, he shall be indemnified against all expenses actually and reasonably incurred by him or on his behalf in connection therewith.  The Corporation shall pay all reasonable expenses incurred by or on behalf of Indemnitee in connection with any proceeding or claim, whether brought by the Corporation or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to this Article V within 10 days after the receipt by the Corporation of a written request from Indemnitee reasonably evidencing such expenses and requesting such payment or payments from time to time, whether prior to or after final disposition of such proceeding or claim; provided that the Indemnitee undertakes and agrees in writing that he will reimburse and repay the Corporation for any expenses so advanced to the extent that it shall ultimately be determined by a court, in a final adjudication from which there is no further right of appeal, that Indemnitee is not entitled to be indemnified against such expenses.

Section 3.  Determination of Request.  Upon written request to the Corporation by an Indemnitee for indemnification pursuant to these Amended and Restated Bylaws, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in accordance with Article 2.02-1 of the TBCA provided, however, that notwithstanding the foregoing, if a Change in Control shall have occurred, such determination shall be made by Independent Counsel selected by the Indemnitee, unless the Indemnitee shall request that such determination be made in accordance with Article 2.02-1F (1) or (2).  The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred in connection with any such determination.  If a Change in Control shall have occurred, the Indemnitee shall be presumed (except as otherwise expressly provided in this Article) to be entitled to indemnification under this Article upon submission of a request to the Corporation for indemnification, and thereafter the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption.  The presumption shall be used by Independent Counsel, or such other person or persons determining entitlement to indemnification, as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel or such other person or persons convinces him or them by clear and convincing evidence that the presumption should not apply.

Section 4.  Effect of Certain Proceedings.  The termination of any proceeding or of any claim in a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendereor its equivalent, shall not (except as otherwise expressly provided in this Article) by itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did conduct himself in good faith and in a manner that he reasonably believed in the case of conduct in his official capacity, that was in the best interests of the Corporation or, in all other cases, that was not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful and Indemnitee shall be deemed to have been found liable in respect of any claim only after he shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

Section 5.  Expenses of Enforcement of Article.  In the event that Indemnitee, pursuant to this Article V, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, rights created under or pursuant to this Article, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses actually and reasonably incurred by him in such judicial adjudication but only if he prevails therein.  If it shall be determined in said judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication shall be reasonably prorated in good faith by counsel for Indemnitee.  Notwithstanding the foregoing, if a Change in Control shall have occurred, Indemnitee shall be entitled to indemnification under this Section 5 regardless of whether Indemnitee ultimately prevails in such judicial adjudication.

Section 6.  Indemnification of other Officers, Employees and Agents.  The Corporation, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to an officer who is not an executive officer, an employee or agent of the Corporation to the same extent and subject to the same conditions (or to such lesser extent and/or with such other conditions as the Board of Directors may determine) under which it may indemnify and advance expenses to an Indemnitee under this Article V; and  the Corporation may indemnify and advance expenses to persons who are not or were not directors, officers, employees or agents of the Corporation, but who are or were serving at the request of the Corporation  as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person to the same extent and subject to the same conditions (or to such lesser extent and/or with such other conditions as the Board of Directors may determine) that it may indemnify and advance expenses to Indemnitees under this Article V.

Section 7.  Insurance and Self-Insurance Arrangements. The Corporation may, but is not required to, procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any person, including any Indemnitee, who is or was a director, officer, employee, agent or fiduciary of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any expense, liability or loss asserted against or incurred by such person, in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify such person against such expense or liability.  In considering the cost and availability of such insurance, the Corporation, (through the exercise of the business judgment of its directors and officers), may from time to time, purchase insurance which provides for any and all of (i) deductibles, (ii) limits on payments required to be made by the insurer, or (iii) coverage exclusions and/or coverage which may not be as comprehensive as that which might otherwise be available to the Corporation but which otherwise available insurance the officers or directors of the Corporation determine is inadvisable for the Corporation to purchase given the cost involved.  The purchase of insurance with deductibles, limits on payments and coverage exclusions and/or noncomprehensive insurance will be deemed to be in the best interest of the Corporation but may not be in the best interest of the Indemnitees.  As to the Corporation, purchasing insurance with deductibles, limits on payments and coverage exclusions and/or noncomprehensive insurance is similar to the Corporation’s practice of self-insurance in other areas.  In order to protect Indemnitees who would otherwise be more fully or entirely covered under such policies, the Corporation shall indemnify and hold Indemnitees harmless to the extent (i) of such deductibles, (ii) of amounts exceeding payments required to be made by an insurer or (iii) of coverage under policies of officer’s and director’s liability insurance that are available, were available or which became available to the Corporation or which are generally available to companies comparable to the Corporation but which the officers or directors of the Corporation determine is inadvisable for the Corporation to purchase, given the cost involved.  The obligation of the Corporation in the preceding sentence shall be without regard to whether the Corporation would otherwise be entitled to indemnify such officer or director under the other provisions of these Amended and Restated Bylaws, or under any law, agreement, vote of shareholders or directors or other arrangement.  Notwithstanding the foregoing provision of this Section 7, an Indemnitee shall not be entitled to indemnification for the results of his conduct that is intentionally adverse to the interests of the Corporation.  This Section 7 is authorized by Section 2.02-1(R) of the TBCA as in effect on the date of adoption of these Amended and Restated Bylaws, and further, is intended to establish an arrangement of self-insurance pursuant to that section.

Section 8.  Severability.  If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 9.  Definitions.  The following terms are used herein as follows:

“Change in Control” means a change in control of the Corporation occurring after the date of adoption of these Amended and Restated Bylaws of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if at any time after the date of adoption of these Amended and Restated Bylaws (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter or (iii) during any 15-month period, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

Nothing in the Shareholders Agreement dated December 15, 1999 among S.P. Johnson IV, Frank A. Wojtek, Paul B. Loyd, Jr., Douglas A.P. Hamilton, Steven A. Webster, CB Capital Investors, L.P. (“Chase”) and certain other investors (the “Shareholders Agreement”) or in the transactions contemplated by the Securities Purchase Agreement dated December 15, 1999 among Paul B. Loyd, Jr., Douglas A.P. Hamilton, Steven A. Webster, Chase and certain other investors, as it may be amended from time to time (including the addition of any new parties thereto), shall constitute a “Change of Control” within the definition in this Section 9.  Without limiting the generality of the foregoing, no “Change of Control” shall result from the attribution of beneficial ownership directly or indirectly through the Shareholders Agreement such that a shareholder is deemed to beneficially own 40% or more of the shares of the Company’s common stock then outstanding (a “40% Holder”), unless such shareholder would be deemed to be a 40% Holder in the absence of the Shareholders Agreement.

Nothing in the Shareholders Agreement dated February __, 2002 among S.P. Johnson  IV, Frank A. Wojtek, Paul B. Loyd, Jr., Douglas A.P. Hamilton, Steven A. Webster, Mellon Ventures, L.P. (“Mellon”) and certain other investors (the “Shareholders Agreement”) or in the transactions contemplated by the Securities Purchase Agreement dated February __, 2002 among Steven A. Webster, Mellon and certain other investors, as it may be amended from time to time (including the addition of any new parties thereto), shall constitute a “Change of Control” within the definition in this Section 9.  Without limiting the generality of the foregoing, no “Change of Control” shall result from the attribution of beneficial ownership directly or indirectly through the Shareholders Agreement such that a shareholder is deemed to beneficially own 40% or more of the shares of the Company’s common stock then outstanding (a “40% Holder”), unless such shareholder would be deemed to be a 40% Holder in the absence of the Shareholders Agreement.

“Corporate status” means the status of a person who is or was a director, officer, partner, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

“Disinterested Director” means a director of the Corporation who is not a named defendant or respondent to the proceeding or subject to a claim in respect of which indemnification is sought by Indemnitee.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the five years theretofore has been, retained to represent:  (a) the Corporation or Indemnitee in any matter material to either such party, (b) any other party to the proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation’s then outstanding voting securities.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights to indemnification under these Amended and Restated Bylaws.

“Other enterprise” shall include, but shall not be limited to, an “other entity” as defined in Section 1.01 of the TBCA (including any amendment that may from time to time be made to such Section).

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 1.  Amendments.  These Amended and Restated Bylaws may be amended or repealed, or new bylaws adopted, (a) by the Board of Directors, unless the shareholders in amending, repealing or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw or unless the Amended and Restated Articles of Incorporation or the TBCA reserves the power to take such action to the shareholders in whole or part or (b) by the shareholders, unless the Amended and Restated Articles of Incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of these Amended and Restated Bylaws; provided that any amendment or repeal of these Amended and Restated Bylaws by the shareholders may only be effected at a shareholders meeting for which notice has been given pursuant to Article II, Section 9 of these Amended and Restated Bylaws.

Section 2.  Waiver.  Whenever any notice is required to be given to any shareholder, director or committee member under the provisions of any law, the Amended and Restated Articles of Incorporation or these Amended and Restated Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 3.  Conference Telephone Meetings.  Meetings of shareholders, directors, or any committee thereof, may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this Section 3 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.  Offices.  The principal office of the Corporation shall be located in Houston, Texas, unless and until changed by resolution of the Board of Directors.  The Corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the Corporation may require.

Section 5.  Resignations.  Any director or officer may resign at any time.  Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chief Executive Officer, President or Secretary.

The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 6.  Seal.  The seal of the Corporation shall be circular in form with a five pointed star in the center and the name of the Corporation around the margin thereof, or in such other form as may be fixed by resolution of the Board of Directors.

Section 7.  Fiscal Year.  The fiscal year of the Corporation shall be the calendar year, or such other fiscal year as shall be fixed by the resolution of the Board of Directors.